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                                                                    Exhibit 10.2

                             METASTREAM CORPORATION

                   SERIES B PREFERRED STOCK PURCHASE AGREEMENT


         SERIES B PREFERRED STOCK PURCHASE AGREEMENT, dated as of July 18, 2000 (this "Agreement"), among METASTREAM CORPORATION, a Delaware corporation (the "Company"), METACREATIONS CORPORATION, a Delaware corporation (the "Parent") and ADOBE SYSTEMS INCORPORATED, a Delaware corporation (the "Purchaser" or "Adobe").

                                    SECTION 1

                    AUTHORIZATION AND SALE OF THE SECURITIES

         1.1 Authorization. The Company is authorized to sell hereunder 1,500,000 shares (the "Shares") of its Series B Convertible Preferred Stock, $0.00001 par value per share ("Series B Preferred Stock"), which shares are convertible into common stock, par value $0.00001 per share ("Common Stock"), of the Company.

         1.2 Certificate of Designation. The Company shall file with the Secretary of State of the State of Delaware a Certificate of Designation of Series B Convertible Preferred Stock substantially in the form attached hereto as Exhibit A (the "Certificate of Designation").

         1.3 Sale of the Securities. At the Closing (as defined below), and subject to the terms and conditions hereof, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company the Shares, at the purchase price of $6.6667 per share, payable as set forth in Section 2.2 of this Agreement.


                                    SECTION 2

                            CLOSING DATES; DELIVERIES

         2.1 Closing. The closing of the purchase and sale of the Shares hereunder (the "Closing") shall take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, at 10:00 a.m., on the date hereof (the "Closing Date").

         2.2 Deliveries. At the Closing, the parties shall make the following deliveries:

                  (a) Certificates and Purchase Price. The Company shall deliver to the Purchaser a certificate representing the Shares, which shall be delivered and accepted against
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payment of the purchase price therefor by wire transfer of same day funds to an account designated by the Company.

                  (b) Registration Rights Agreement. The Company, the Parent and the Purchaser shall execute and deliver the Registration Rights Agreement in substantially the form of Exhibit B hereto (the "Registration Rights Agreement" and, together with the Exchange Agreement, the "Ancillary Agreements").

                  (c) Certificate of Designation. The Company shall deliver to the Purchaser a certified copy of the Certificate of Designation, certified by the Secretary of State of the State of Delaware.

                  (d) Vice President's Certificates. Each of the Company and the Parent shall deliver to the Purchaser a certificate executed by their respective Vice Presidents, certifying to (i) resolutions adopted by the Board of Directors of the Company and the Parent authorizing the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) the Certificate of Designation, (iii) the Bylaws of the Company, (iv) the Amended and Restated Certificate of Incorporation and (v) such other proceedings relating to the authorization, execution and delivery of this Agreement and the Ancillary Agreements as may be reasonably requested by the Purchaser.

                  (e) Disclosure Schedule. The Company and the Parent shall deliver to the Purchaser a Disclosure Schedule setting forth exceptions and certain other information with respect to the representations and warranties of the Company made in Section 3 hereof (the "Disclosure Schedule"), which Disclosure Scedule shall be acceptable to the Purchaser in its sole discretion.

                  (f) Consents and Approvals. The Company and the Parent shall each deliver to the Purchaser copies of all consents, permits and waivers, if any, necessary or appropriate to effect the transactions contemplated hereby.

                  (g) Legal Opinion. The Company shall deliver to the Purchaser an opinion addressed to them from legal counsel to the Company, dated as of the Closing Date, in substantially the form attached hereto as Exhibit C.

                  (h) Board of Directors. Upon the Closing, the authorized size of the Board of Directors of the Company shall be eight (8) members and the Board shall consist of Dr. Howard Morgan, as Chairman, Robert E. Rice, Samuel Jones, William Lane, Alexander Migdal, Tommy Bennett, Anders Vinberg and one representative elected by Adobe.

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                  (a)      Exchange Agreement. The Company, the Parent and the
Purchaser, as initial holder of the Series B Preferred Stock, shall execute and deliver the Exchange Agreement in substantially the form of Exhibit D hereto (the "Exchange Agreement").



                                    SECTION 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Purchaser that, except as will be set forth on the Disclosure Schedule:

         3.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. The Company is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, assets, condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole (it being understood that the Company does not have any subsidiaries as of the date hereof) (a "Material Adverse Effect" and having, when used with respect to the Parent, a correlative meaning).

         3.2 Bylaws. The Company has delivered to the Purchaser a true, correct and complete copy of the Company's Bylaws, as amended through the date hereof.

         3.3 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to issue and sell the Shares hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Ancillary Agreements.

         3.4 Subsidiaries. The Company has no direct or indirect Subsidiaries (as defined in Section 8.11). The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

         3.5 Capitalization. Effective immediately upon filing of the Certificate of Designation, the authorized capital stock of the Company shall consist of 80,000,000 shares, of which (i)

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75,000,000 are designated as Common Stock, par value of $0.00001 per share,
24,050,000 shares of which are issued and outstanding, and (ii) 5,000,000 shares of Preferred Stock par value $0.00001 per share ("Preferred Stock"), 1,500,000 of which are designated "Series A Preferred Stock," 1,500,000 of which are issued and outstanding, and 1,500,000 of which are designated "Series B Preferred Stock," none of which are issued and outstanding. Upon consummation of the transactions contemplated by this Agreement, the capitalization of the Company will be as set forth in Section 3.5 of the Disclosure Schedule. Shares of the authorized Common Stock will be reserved for issuance as follows: (i) 1,500,000 of the authorized shares of Common Stock will be reserved for issuance upon conversion of the Series A Preferred Stock, (ii) 1,500,000 of the authorized Shares of Common Stock will be reserved for issuance upon conversion of the Series B Preferred Stock and (iii) 6,000,000 of the authorized shares of Common Stock will be reserved for issuance to employees, officers, directors and consultants of the Company upon the exercise of options pursuant to the Company's stock option plan. As of the Closing, all issued and outstanding shares of the Company's capital stock will have been duly authorized and validly issued and outstanding, will be fully paid and nonassessable and will be owned of record by the stockholders in the amounts set forth in Section 3.5 of the Disclosure Schedule. As of the date of any conversion of the Shares, the shares of Common Stock issued upon such conversion will be duly and validly issued and outstanding and fully paid and nonassessable with no personal liability attaching to the ownership thereof and not subject to preemptive or similar rights of stockholders of the Company or others. The Shares and any shares of Common Stock issued on such conversion will be free of any liens, claims or encumbrances of the Company and free of restrictions on transfer other than as set forth in this Agreement or the Registration Rights Agreement or under applicable state and federal securities laws. Except as set forth in Section 3.5 of the Disclosure Schedule, (a) there are no options, warrants or conversion privileges presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the capital stock or other securities of the Company, (b) there are no outstanding rights or obligations of the Company to repurchase, redeem or otherwise acquire any securities of the Company, and (c) there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or, to the knowledge of the Company, between or among stockholders of the Company.

         3.6 Authorization. All corporate action on the part of the Company and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations hereunder and under the Ancillary Agreements have been taken. This Agreement and the Ancillary Agreements, when executed and delivered by the Company, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating

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to or affecting creditors' rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

         3.7 Title to Properties and Assets. The Company owns no real property. The Company has good title to or a valid leasehold interest in all of the material tangible personal property or assets used by it free and clear of all liens, restrictions and encumbrances other than liens for current taxes not yet due and payable, and other minor liens and encumbrances which have arisen in the ordinary course of business and which do not, in any one case or in the aggregate, detract in any material respect from the value of the property subject thereto or impair in any material respect the operations of the Company.

         3.8 Permits; Compliance with Applicable Law. The Company has all material franchises, permits, licenses, authorizations, and approvals ("Permits") necessary for the conduct of its business as now being conducted or as proposed to be conducted by it. The Company is not in violation in any material respect of, or default in any material respect under, any such Permits. To the knowledge of the Company, the conduct of the business of the Company is in conformity with applicable federal, state and other governmental and regulatory requirements, rules, orders and restrictions, except where such nonconformity or noncompliance would not, in any one case or in the aggregate, have a Material Adverse Effect.

         3.9 Intellectual Property. (a) Section 3.9(a) of the Disclosure Schedule shall set forth, for the Intellectual Property owned by the Company or its Subsidiaries, a complete and accurate list of all United States and foreign
(i) patents and patent applications; (ii) trademark registrations (including Internet domain registrations) and applications and material unregistered trademarks; (iii) copyright registrations and applications, and material unregistered copyrights, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

                  (b) Section 3.9(b) of the Disclosure Schedule shall set forth a complete and accurate list of all written and material oral license agreements granting any right to use or practice any rights under any Intellectual Property, whether the Company is the licensee or licensor thereunder, and any assignments, consents, forbearances to sue, judgments, orders, settlements or similar obligations relating to any Intellectual Property to which the Company is a party or otherwise bound (other than off-the-shelf software applications programs having an acquisition price of less than $5,000) (collectively, the "License Agreements"), indicating for each the title, the parties, date executed, whether or not it is exclusive and the Intellectual Property covered thereby. The License Agreements are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.

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                  (c)      No royalties, honoraria or other fees are payable to
any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements which shall be set forth on Section 9(c) of the Disclosure Schedule.

                  (d) Except as shall be set forth in Section 9(d) of the Disclosure Schedule:

                           (i)      the Company or its Subsidiaries exclusively
own, free and clear of all liens, all owned Intellectual Property, or have a valid, enforceable right to use all of the licensed Intellectual Property;

                           (ii)     the Company has taken reasonable steps to
protect the Intellectual Property;

                           (iii)    to the knowledge of the Company, the conduct
of the Company's business as currently conducted or planned to be conducted does not infringe upon any Intellectual Property rights (other than patents) of or controlled by any third party nor, to the knowledge of the Company, infringe any patent owned by or controlled by any third party;

                           (iv)     there is no litigation pending, or to the
knowledge of the Company, threatened (A) alleging that the Company's activities or the conduct of its businesses or that of any of its Subsidiaries infringes upon, violates, or constitutes the unauthorized use of the Intellectual Property rights of any third party or (B) challenging the ownership, use, validity or enforceability of any Intellectual Property;

                           (v)      to the knowledge of the Company, no third
party is misappropriating, infringing, diluting, or violating any Intellectual Property owned by the Company and no such claims have been brought against any third party by the Company; and

                           (vi)     the consummation of the transactions
contemplated hereby will not result in the loss or impairment of the Company's right to own or use any of the Intellectual Property, nor will they require the consent of any United States or foreign governmental authority or third party in respect of any such Intellectual Property.

                  (e) Except as shall be set forth in Section 9(e) of the Disclosure Schedule, (i) all trademarks material to the conduct of the business of the Company have been in continuous use by the Company and (ii) to the knowledge of the Company, there has been no prior use of such trademarks by any third party which would confer upon said third party superior rights in such trademarks; and the registered trademarks have been continuously used in the form appearing in, and in connection with the goods and services listed in, their respective registration certificates or identified in their respective pending applications.

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                  (f)      Except as shall be set forth in Section 9(f) of the
Disclosure Schedule, the Company has taken reasonable steps in accordance with normal industry practice to protect the Company's rights in trade secrets of the Company. It is the Company's intention to implement a policy of requiring each employee, consultant, contractor and officer to execute customary proprietary information, confidentiality and assignment agreements in substantially the form attached hereto as Exhibit E. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company's business as presently proposed to be conducted. No former or current employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant's proprietary information and inventions agreement. To the Company's knowledge, there has been no disclosure of any Company confidential information or trade secrets the disclosure of which could reasonably be expected to have a Material Adverse Effect.

                  (g) Neither the execution nor delivery of this Agreement or the Ancillary Agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as presently proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated.

As used herein, the term "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, Proprietary Technology, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright registration, copyright application, know-how, certificates of public convenience and necessity, franchises, licenses, databases, Internet domain names and applications therefor (and all interest therein), computer programs and other computer software, user interfaces, customer lists, trade secrets, proprietary processes and formulae. As used herein, "Proprietary Technology" means all source and object code, algorithms, architecture, structure, display screens, layouts, processes, inventions, trade secrets, know-how, instructions, templates, marketing materials, trade dress, logos, designs, development tools and other proprietary rights owned by the Company pertaining to any product or service manufactured, marketed or sold, or proposed to be manufactured, marketed or sold (as the case may be), by the Company or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda, know-

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how, notebooks, patents and patent applications, trademarks and trademark applications, copyrights and copyright applications, records and disclosures.

         3.10 Material Adverse Changes. Since December 31, 1999 there has not been any change in the properties, assets, liabilities, prospects, financial condition or operating results of the Company from that reflected in the audited balance sheet, dated December 31, 1999 (the "Balance Sheet"), and the related statements of operations and cash flows for the period from January 1, 1999 to December 31, 1999, of the Parent, except changes in the ordinary course of business that have not been, in any one case or in the aggregate, materially adverse.

         3.11 Absence of Undisclosed Liabilities. Except as reflected or reserved against in the Balance Sheet, as shall be disclosed in the Disclosure Schedule or the Ancillary Agreements, or as are incurred in the ordinary course of its business, the Company does not have, and the Company does not know of, any liabilities (fixed or contingent, including without limitation any tax liabilities due or to become due) which would be required to be disclosed under generally accepted accounting principles and which are, either individually or in the aggregate, material.

         3.12 Absence of Conflicts. The execution, delivery, and performance of, and compliance with this Agreement and the Ancillary Agreements, the issuance of the Shares and the issuance of Common Stock upon conversion of the Shares, and the consummation of the transactions contemplated hereby and thereby, have not and will not: (i) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the material assets, properties or business of the Company under, any of the terms, conditions or provisions of (x) the Certificate of Incorporation or the Bylaws of the Company, or (y) any indenture, loan agreement or other contract of the Company; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, or any law or rule of any federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Company or any of its assets, properties or businesses; or (iii) result in the suspension, revocation, impairment, forfeiture, or non-renewal of any Permit that is material to the Company, which in any one case or in the aggregate as to the items set forth in clauses (i), (ii) and (iii) above would have a Material Adverse Effect.

         3.13 Contracts. Except for this Agreement, the Ancillary Agreements and the agreements set forth in Section 3.13 of the Disclosure Schedule (the "Material Agreements"), the Company does not have and is not bound by any contract, agreement, lease, commitment or other arrangement, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not

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involve more than $50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales and services contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty (30) days' notice without cost or liability to the Company. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. For the purpose of this paragraph, employment and consulting contracts, and license agreements and any other agreements relating to the Company's acquisition or disposition of patent, copyright, trade secret or other proprietary rights or technology (other than standard end-user license agreements, consulting or development agreements) shall not be considered to be contracts entered into in the ordinary course of business. Each Material Agreement is in full force and effect and is valid, binding and enforceable in accordance with its terms as to the Company and, to the knowledge of the Company, as to each party thereto. There exists no material breach or material default (or event that with notice or lapse of time would constitute a material breach or material default) on the part of the Company or, to the knowledge of the Company, on the part of any other party under any Material Agreement. The Company has not received a written notice of termination or default under any Material Agreement. As of the date of this Agreement, no party to an agreement under which the Company acquired a substantial portion of its assets has asserted any claim for indemnification under such agreement.

         3.14 Year 2000. The proprietary products offered for sale or licensed by the Company or used in the Company's internal systems are Year 2000 Compliant and the proprietary products currently contemplated to be offered for sale or license by the Company will, upon their sale or license to a third party, be Year 2000 Compliant, except for any failure of such products to be Year 2000 Compliant that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has obtained customary Year 2000 representations and warranties from third parties with respect to third party products used by the Company in its internal systems or internally in connection with its proprietary products. As used herein, "Year 2000 Compliant" or "Year 2000 Compliance" means that products, when used in accordance with associated documentation, will record, store, process, present, recognize, retrieve, access and manipulate calendar dates falling on or after December 31, 1999 and any date based, date dependent or date related data in the same manner and in all material respects with the same functionality as such products record, store, process, present, recognize, retrieve, access and manipulate calendar dates falling before December 31, 1999 and any date based, date dependent or date related data; provided that all third party software, hardware, products, services and applications used with or using the products properly exchange date data with it. The Company has not received any written notice from any third party alleging, and to the Company's knowledge, there is no reason to believe, that such third party's software, hardware, products, services or applications when used with the Company's products (a) do not properly exchange date data with the Company's products or (b) will cause the Company's products not to be Year

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2000 Compliant. Except as specifically set forth herein, the Company is not responsible and makes no representations or warranties with respect to Year 2000 Compliance of software and hardware provided by third parties.

         3.15 Litigation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Company's knowledge, threatened against the Company or any of its properties before any court or governmental agency, which, if determined adversely to the Company, would have a Material Adverse Effect.

         3.16 Governmental Consent. No consent, approval, authorization, declaration, notification, or filing with any governmental authority on the part of the Company is required in connection with the execution, delivery and performance of this Agreement or the Ancillary Agreements, the offer, sale, or issuance of the Shares or the consummation of any other transaction contemplated hereby or by the Ancillary Agreements, except the qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the shares of Common Stock issuable on conversion thereof under applicable state "blue sky" securities laws, which filings and qualifications, if required, will be accomplished in a timely manner; provided, however, that solely with respect to state "blue sky" securities laws, the representations and warranties provided in this Section
3.16 shall be subject to the accuracy of the representations of the Purchaser set forth in Section 5 hereof.

         3.17 ERISA. The Company does not sponsor, maintain, have any obligation to contribute to, have any liability under, or otherwise is not a party to, any Benefit Plan. For purposes of this Agreement, "Benefit Plan" means any plan, fund, program, policy, arrangement or contract, whether formal or informal, which is in the nature of (i) an employee pension benefit plan (as defined in Section 3(2) of ERISA) or (ii) an employee welfare benefit plan (as defined in Section 3(1) of ERISA).

         3.18 Environmental and Safety Laws. The Company is not in violation in any material respect of any applicable statute, law or regulation relating to the environment or occupational health and safety.

         3.19 Offering. Subject to the truth and accuracy of Purchaser's representations and warranties set forth in this Agreement, the offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws.

         3.20 Disclosure. No representation or warranty of the Company contained in this Agreement, the Disclosure Schedule, the Ancillary Agreements, or any certificate furnished or to

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be furnished to the Purchaser at the Closing contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company has provided the Purchaser with or made available to the Purchaser all information requested by the Purchaser on or before the Closing Date that is reasonably relevant to its decision to purchase the Shares, including all information the Company believes is reasonably necessary to make such investment decision. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the exhibits hereto, the Ancillary Agreements or in other documents delivered to Purchasers or their attorneys or agents in connection herewith.

         3.21 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

         3.22 Employees. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

         3.23 Tax Returns and Payments. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

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                                    SECTION 4

                  REPRESENTATIONS AND WARRANTIES OF THE PARENT

         The Parent hereby represents and warrants to the Purchaser that, except as will be set forth on the Disclosure Schedule:

         4.1 Organization and Qualification. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as it is now being conducted or proposed to be conducted. The Parent is duly qualified as a foreign corporation to transact business, and is in good standing, in each jurisdiction where it owns or leases real property or maintains employees or where the nature of its activities make such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 Certificate of Incorporation and Bylaws. The Parent has delivered to the Purchaser true, correct, and complete copies of the Restated Certificate and the Parent's Bylaws, as amended through the date hereof.

         4.3 Corporate Power. The Parent has all requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to carry out and perform its obligations under the terms of this Agreement and each of the Ancillary Agreements to which it is a party.

         4.4 Capitalization. The authorized capital stock of the Parent consists, or will consist immediately prior to the Closing, of 80,000,000 shares, of which 75,000,000 are designated as Common Stock, $0.001 par value per share ("Parent Common Stock"), and of which 5,000,000 are designated as Preferred Stock, $0.001 par value per share ("Preferred Stock"). Upon consummation of the transactions contemplated by this Agreement, the capitalization of the Parent shall be as set forth in Section 4.4 of the Disclosure Schedule. Shares of the authorized Common Stock have been reserved as follows: (i) not less than 850,000 of the authorized shares of Parent Common Stock have been reserved for issuance upon exchange of Series A Preferred Stock (the "Exchanged Shares"), and (ii) as of February 29, 2000, 6,269,886 of the authorized shares of Parent Common Stock have been reserved for issuance to employees, officers, directors and consultants of the Parent upon the exercise of options pursuant to the Parent's stock option plans. As of the date of any exchange of Series A Preferred Stock for Parent Common Stock as set forth in the Exchange Agreement, the Exchanged Shares will be duly and validly issued and outstanding, will be fully paid and nonassessable with no personal liability attaching to the ownership thereof, will not be subject to preemptive or similar rights of stockholders of the Parent or others, will be free of any liens, claims or encumbrances of the Parent and free of restrictions on transfer other than as set forth in this Agreement or the Ancillary Agreements or under applicable state and federal securities laws.

         4.5 Authorization. All corporate action on the part of the Parent and its stockholders necessary for the authorization, execution, delivery, and performance of this Agreement and the Ancillary Agreements by the Parent, the authorization, issuance, exchange and delivery of the Exchanged Shares and the performance of all of the Parent's obligations hereunder and under the Ancillary Agreements have been taken. This Agreement and each of the Ancillary Agreements, when executed and delivered by the Parent, will constitute a valid and legally binding obligation of the Parent, enforceable against the Parent in accordance with its terms, except to the extent limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally and by general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4.6 Financial Information. Copies of the Parent's audited balance sheet, dated December 31, 1999 (the "Balance Sheet"), and the related statements of operations and cash flows for the period from January 1, 1999 through December 31, 1999 (collectively, the "Financial Statements") have been delivered to the Purchaser, (i) present fairly the financial position, results of operations and cash flow of the Parent as of such date and for such period, (ii) have been compiled from the books and records of the Parent and its Subsidiaries, and (iii) have been prepared in accordance with generally accepted accounting principles, consistently applied.

         4.7 Absence of Conflicts. The execution, delivery, and performance of, and compliance with this Agreement and the Ancillary Agreements, the issuance and exchange of the Exchanged Shares, and the consummation of the transactions contemplated hereby and thereby, have not and will not: (i) violate, conflict with or result in a breach of any provision of or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien upon any of the material assets, properties or business of the Parent under, any of the terms, conditions or provisions of (x) the Certificate of Incorporation or the Bylaws of the Parent, or (y) any material indenture, loan agreement or other contract of the Parent; or (ii) violate any judgment, ruling, order, writ, injunction, award, decree, or any law or rule of any federal, state, county or local government or any other governmental, regulatory or administrative agency or authority which is applicable to the Parent or any of its assets, properties or businesses; or (iii) result in the suspension, revocation, impairment, forfeiture, or non-renewal of any Permit that is material to the Parent, which individually or in the aggregate as to the items set forth in clauses (i), (ii) or (iii) above would have a Material Adverse Effect.

         4.8 Governmental Consent. No consent, approval, authorization, declaration, notification, or filing with any governmental authority on the part of the Parent is required in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements, or the issuance and exchange of the Exchanged Shares or the consummation of any other transaction contemplated hereby or by the Ancillary Agreements, except the qualification (or the taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Exchanged Shares under applicable state "blue sky" securities laws, which filings and qualifications, if required, will be accomplished in a timely manner; provided, however, that solely with respect to federal and state "blue sky" securities laws, the representations and warranties provided in this
Section 4.8 shall be subject to the accuracy of the representations of the Purchaser set forth in Section 5 hereof.

         4.9 Offering. Subject to the truth and accuracy of Purchaser's representations and warranties set forth in this Agreement, the offer of the Exchanged Shares as contemplated by the Exchange Agreement is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

         4.10 Disclosure. No representation or warranty of the Parent contained in this Agreement, the Disclosure Schedule, the Ancillary Agreements, or any certificate furnished or to be furnished to the Purchaser at the Closing contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which they were made.

         4.11 SEC Reports. The Parent will deliver to the Purchaser, prior to the Closing Date, a true and complete copy of each form, report (including but not limited to the Annual Report of the Parent on SEC Form 10-K for the period ending December 31, 1999), schedule, registration statement, definitive proxy statement and other document (together with all amendments thereof and supplements thereto) filed by the Company or any of its Subsidiaries with the SEC during the period from January 1, 2000 through and including the day immediately prior to the Closing Date (as such documents have since the time of their filing been amended or supplemented, the "Company SEC Reports"), which are all the documents (other than preliminary material) that the Parent and its Subsidiaries were required to file with the SEC since January 1, 2000. As of their respective dates, the Company SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


                                    SECTION 5

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser hereby represents and warrants to the Company as follows:

         5.1 Investment. The Purchaser is, and will be, acquiring the Shares and the Common Stock issued on conversion of the Shares for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares and any shares of Common Stock issued on conversion of the Shares have not been, and will not be, registered under the Securities Act or the securities laws of any state by reason of exemptions from the registration provisions of the Securities Act and such laws which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein.

         5.2 Access to Data. The Purchaser has had an opportunity to discuss the Company's business, management, and financial affairs with the Company's management and has had the opportunity to review the Company's facilities and business plans. The Purchaser has also had an opportunity to ask questions of officers of the Company, which questions were answered to the Purchaser's satisfaction. The Purchaser acknowledges that it has had an opportunity to conduct its own independent due diligence investigation of the Company.

         5.3 Authorization. This Agreement and the Registration Rights Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to (i) laws of general application relating to bankruptcy, insolvency, and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief, or other equitable remedies. The Purchaser has full power and authority to enter into and to perform its obligations under this Agreement and the Registration Rights Agreement to which it is a party in accordance with their respective terms.

         5.4 Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, through the Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                                    SECTION 6

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES


         6.1 Conditions to Obligations of Purchaser. The obligations of the Purchaser to purchase the Shares and to perform any of its obligations hereunder are subject to the fulfillment of each the following conditions (all of which may be waived in whole or in part by Purchaser in its sole discretion):

                  (a) the filing of the Restated Certificate by the Company with the Secretary of State of the State of Delaware;

                  (b) the delivery by the Company and the Parent of the Disclosure Schedule (which shall be acceptable to Purchaser in its sole discretion), the Ancillary Agreements, the certificates described in Section 2.2(e) hereof and the consents, permits and waivers, if any, described in
Section 2.2(g) hereof;

                  (c)      the delivery by the Company of the Restated
Certificate;

                  (d) the truth and accuracy in all material respects as of the Closing Date of the representations and warranties of the Company and the Parent set forth in Sections 3 and 4 hereof.; and

                  (e) receipt by the Purchaser of the opinion of Brian O'Donoghue, legal counsel to the Company, in customary form and relating to, among other things, the Company's organization, existence and authority to execute this Agreement, the enforceability of this Agreement and the Registration Rights Agreement, and the issuance of the Preferred Shares.

         6.2 Conditions to the Obligations of the Company and the Parent. The obligations of the Company and the Parent to perform any of their respective obligations hereunder are subject to (a) the delivery by the Purchaser of the Ancillary Agreements and (b) the truth and accuracy in all material respects as of the Closing Date of the representations and warranties of the Purchaser set forth in Section 5 hereof.

                                    SECTION 7

                             POST CLOSING COVENANTS

         The parties hereto agree as follows with respect to the period following the Closing and prior to the date upon which the Company (or its successors or assigns) shall become subject to the reporting requirements under the Securities Exchange Act of 1934:

         7.1      Basic Information Rights.

         The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

                  (a) For so long as Adobe owns at least a majority of the Shares originally purchased hereunder, the Company shall, in the event that the financial statements of the Company are not consolidated with the financial statements of the Parent, furnish to Adobe:

                           (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail;

                           (ii) as soon as available, and in any event within 45 days of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Company and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter; and

                           (iii) as soon as available, and in any event within 15 days of the end of each month, the unaudited consolidated balance sheet of the Company and the related consolidated statements of income and cash flow for such month and for the period commencing on the first day of the fiscal year and ending on the last day of such month.

         (b) For so long as Adobe owns at least a majority of the Shares originally purchased hereunder and the Company is a Subsidiary of the Parent, the Parent shall furnish to Adobe:

                  (i) as soon as available, and in any event within 90 days after the end of each fiscal year of the Parent, a copy of the audited consolidated balance sheet of the Parent and its Subsidiaries as of the end of such year and the related consolidated statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, all in reasonable detail; and

                  (ii) as soon as available, and in any event within 45 days of each of the first three fiscal quarters of each year, the unaudited consolidated balance sheet of the Parent and its Subsidiaries and the related consolidated statements of income and cash flow for such quarter and for the period commencing on the first day of the fiscal year and ending on the last day of such quarter.

         7.2 Access and Additional Information Rights. The Company will permit Adobe and its employees, advisors and other authorized representatives, so long as Adobe owns at least a majority of the Shares originally purchased hereunder, to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent auditors, all at such reasonable times during normal business hours and as often as Adobe may reasonably request. For so long as Adobe owns at least a majority of the Shares originally purchased hereunder, the Company shall promptly notify the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any actual litigation or governmental proceeding or investigation brought in writing against the Company by a third party with a bona fide dispute with the Company, or against any officer, director or key employee of the Company which, if adversely determined, would have a Material Adverse Effect; provided, however, that such notification shall be limited to the existence of such action and specifically shall not include the advice of counsel or any other information protected by the attorney-client privilege or work-product doctrine.

         7.3. Right to Consent to Certain Future Common Stock Issuances; Transfer Restrictions. So long as Adobe is the holder of a majority of the Series B Preferred Stock originally purchased hereunder, the Company or the Parent, as the case may be, shall not, without the prior written consent of Adobe, sell to a single purchaser securities constituting or convertible into 35% or more of the Common Stock of the Company (a "Significant Sale of Securities") on a Fully Diluted Basis provided such purchaser has been reasonably identified in writing to the Company by the President of Adobe as, in the good faith judgment thereof, having a material business conflict with Adobe with respect to Adobe's investment in the Company. As used herein, the term "Fully Diluted Basis" means on the basis of all outstanding shares of capital stock of the Company and all options (whether vested or unvested), warrants, rights, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance of shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for, or representing the right to purchase or otherwise receive, directly or indirectly, any such capital stock, or other arrangement to acquire, at any time or under any circumstance, capital stock of the Company or any such other securities. Other than in connection with a public offering effected in accordance with the Registration Rights Agreement or pursuant to a merger or consolidation of the Company, Adobe shall not, without the Company's prior written consent, voluntarily transfer any Shares or shares of Common Stock issuable on conversion thereof to any Person reasonably identified by the Chairman of the Board of Directors of the Company as, in the good faith judgment thereof, a material competitor of the Company. Notwithstanding anything herein to the contrary, Adobe shall have the right to transfer the Shares or any shares of Common Stock issuable upon conversion thereof to any parent company, Subsidiary or affiliate of Adobe without the prior written consent of the Company. For purposes of giving effect to the rights granted hereunder, (a) the Company or the Parent (as the case may be) shall give Adobe 20 days' prior written notice of its intention to make a Significant Sale of Securities, which notice shall identify the prospective purchaser and (b) Adobe shall give the Company 20 days' prior written notice of its intention to make a transfer of any Shares or shares of Common Stock issuable on conversion thereof to any Person other than a parent company, Subsidiary or affiliate of Adobe, which notice shall identify the prospective transferee.

         7.4. Preemptive Right. If the Company or, in the event that Parent and the Company enter into a Restructuring Merger (as defined in the Exchange Agreement), Parent shall enter into an agreement providing for the private sale or issuance of Additional Stock (as defined in the Restated Certificate) to a third party, Adobe shall have a right to subscribe for and purchase the number of shares of Common Stock as will permit Adobe to maintain its then current equity interest in the Company or Parent (as the case may be) at the same price and on the same terms and conditions as the proposed sale to such third party (the "Preemptive Right"); provided, however, that the Preemptive Right shall expire and be of no further force and effect on the date after which the market capitalization of the Company or, in the event that Parent and the Company enter into a Restructuring Merger (as defined in the Exchange Agreement), Parent is equal to or greater than $600,000,000 for a consecutive thirty (30) trading day period.

         7.5. Board Representative Rights. So long as Adobe is the holder of a majority of the Preferred Shares originally purchased hereunder, Adobe shall have the right to elect a representative to serve on the Board of Directors of the Company.

                                    SECTION 8

                               GENERAL PROVISIONS

         8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflicts of laws principles thereof (other than New York General Obligations Law Section 5-1401).

         8.2 Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         8.3 Entire Agreement; Amendment and Waiver. This Agreement, the Disclosure Schedule and the Ancillary Agreements constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements among the parties, if any. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of each of the Purchaser and the Company and, to the extent affected thereby, the Parent. Any amendment or waiver effected in accordance with this Section 6.3 shall be binding upon each of the parties hereto.

         8.4 Survival. The representations and warranties made herein shall survive any investigation made by the Purchaser and the Closing for a period of eighteen (18) months, except that the representations and warranties in Sections 3.3, 3.5, 3.6, 4.3, 4.4 and 4.5 shall survive indefinitely.

         8.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be (i) by facsimile, (ii) mailed by registered or certified mail, postage prepaid, (iii) delivered by reliable overnight courier service, or (iv) otherwise delivered by hand or by messenger, addressed (A) if to the Purchaser, to Adobe Systems Incorporated, 345 Park Avenue, San Jose, CA 95110-2704 or at such other address as the Purchaser shall have furnished to the Company in writing, and (B) if to the Company, to Metastream Corporation, 498 Seventh Avenue, Suite 1810, New York, N.Y. 10018,
Attention: President (Fax No.: 646-485-9101) with a copy to Metastream Corporation, 498 Seventh Avenue, Suite 1810, New York, N.Y. 10018, Attention:
General Counsel (Fax No.: 646-485-9101) or at such other address as the Company shall have furnished to the Purchaser in writing, and (C) if to the Parent, to MetaCreations

Corporation, 6303 Carpinteria Avenue, Carpinteria, CA, Attention: President (Fax
No.: 805-566-6336) with a copy to MetaCreations Corporation, 498 Seventh Avenue, Suite 1810, New York, N.Y. 10018, Attention: General Counsel (Fax No.:
646-485-9101) or at such other address as the Parent shall have furnished to the Purchaser in writing. All such notices and communications shall be effective (x) on the date of transmission if delivered by facsimile, (y) on the day of delivery if delivered by hand or by registered or certified mail, and (z) on the day following deposit thereof with a reliable overnight courier service if delivered thereby.

         8.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.

         8.7 References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         8.8 Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         8.9 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         8.10 Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

         8.11 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings unless the context otherwise required:

                  (a) "Person" means any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, firm, joint venture, association, enterprise, joint stock company, trust, business trust, unincorporated organization or other entity.

                  (b) "Subsidiary" means any Person as to which the Company or the Parent, as the case may be, directly or indirectly, owns or has the power to vote, or to exercise a controlling influence with respect to, fifty percent (50%) or more of the securities of any class of such person, the holders of which class are entitled to vote for the election of directors (or persons performing similar functions) of such person.

         8.12 Restrictive Legends. (a) Each certificate representing (i) Shares, (ii) any securities issued upon conversion of the Shares, and (iii) any other securities issued or issuable, directly or indirectly, in respect of any of the Shares or any shares issued upon conversion of the Shares, upon any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event, shall (unless otherwise permitted by the provisions of this Section 6.12) be stamped or otherwise imprinted with a legend in substantially the following form to the extent applicable (in addition to any legend(s) required under the Registration Rights Agreement or applicable state securities laws):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. THE TRANSFER OF SUCH SECURITIES IS ALSO RESTRICTED PURSUANT TO THE SERIES B PREFERRED STOCK PURCHASE AGREEMENT DATED AS OF JULY 18, 2000, AS AMENDED FROM TIME TO TIME, INCLUDING SECTION 7.3 THEREOF.

         The Purchaser and any subsequent holder of the Shares consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Section 6.12.

         (b) The Company or the Parent, as the case may be, shall reissue promptly certificates without the foregoing legend at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company or the Parent, as the case may be) reasonably acceptable to the Company or the Parent, as the case may be, to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend or, as to the second sentence thereof, the applicable provisions of this Agreement have terminated and no longer require such legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company or the Parent, as the case may be, of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably satisfactory to the Company or the Parent, as the case may be, to the effect that any such applicable state securities legends or stop-transfer instructions are not required and may be removed.

         8.13 Confidentiality. The Purchaser agrees to keep confidential any confidential or proprietary information provided to it by the Company or the Parent pursuant to this Agreement or the Ancillary Agreements, in the Disclosure Schedule or otherwise, and further agrees that it will use such information solely for purposes related to its investment in the Company; provided, however, that (i) any of such information may be disclosed to the Purchaser's partners, directors, officers, employees, investment advisor, attorneys, accountants, consultants and other professionals who need to know such information (it being understood that such partners, directors, officers, employees, investment advisor, attorneys, accountants, consultants and other professionals shall be informed by the Purchaser of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any of such information may be disclosed, to any prospective purchaser of any Shares of the Company owned by a Purchaser as long as such prospective purchaser agrees in writing to be bound by the confidentiality provisions of this Section, (iii) any such information may be disclosed following prior notice if (A) required by subpoena, applicable law, regulation, regulatory body, administrative order, stock exchange rules or any listing or trading agreement, and (iv) disclosure of such information may be made with respect to which the Company consents in writing. The provisions of this Section 6.13 shall not apply to information which (x) is already known to the Purchaser, (y) is or becomes generally available to the public other than as a result of disclosure by the partners, directors, officers, employees, agents or advisors of the Purchaser, or (z) becomes available to the Purchaser on a non-confidential basis from a source other than the Company, provided that such source is not known by the Purchaser to be bound by an obligation of confidentiality or secrecy to the Company or the Parent, as the case may be.

         8.14 Legal Fees and Expenses. Each party hereto shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation of this Agreement and the transactions contemplated hereby.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Series B Preferred Stock Purchase Agreement to be executed by their duly authorized officers as of the date first set forth above.


                                       METASTREAM CORPORATION


                                       By:      /s/ Robert E. Rice
                                          ------------------------------------
                                          Name:  Robert E. Rice
                                          Title: CEO


                                       METACREATIONS CORPORATION


                                       By:      /s/ Robert E. Rice
                                          ------------------------------------
                                          Name:  Robert E. Rice
                                          Title: CEO

                                       ADOBE SYSTEMS INCORPORATED


                                       By:      /s/ Bruce R. Chizen
                                          ------------------------------------
                                          Name:  Bruce R. Chizen
                                          Title:  President

                               EXCHANGE AGREEMENT


         EXCHANGE AGREEMENT, dated as of July 18, 2000 (this "Agreement"), among METASTREAM CORPORATION, a Delaware corporation (the "Company"), METACREATIONS CORPORATION, a Delaware corporation (the "Parent") and ADOBE SYSTEMS INCORPORATED, a Delaware corporation (the "Holder"), with reference to the following:

A. Parent owns 80% of the outstanding common stock, par value $0.00001 per share, of the Company ("Company Common Stock"), which investment represents Parent's principal asset.

B. On the date hereof, Holder purchased 1,500,000 shares (the "Preferred Shares") of Series B Convertible Preferred Stock of the Company ("Series B Preferred Stock") pursuant to that certain Series B Preferred Stock Purchase Agreement (the "Purchase Agreement"), which shares are, under certain circumstances, convertible into Company Common Stock in accordance with the provisions of the Amended and Restated Certificate of Incorporation of the Company.

C. In order to induce Holder to purchase the Shares, Parent is willing to exchange all, but not less than all, of the Preferred Shares for newly issued shares of common stock, par value $0.001 per share, of Parent ("Parent Common Stock") in accordance with and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the obligations and agreements contained herein and in the Purchase Agreement, the parties hereto agree as follows:

         1. Exchange of Securities. (a) Subject to and upon compliance with the provisions of this Agreement, the Parent shall, upon the election of the Holder by delivery of a notice of exercise during the Exchange Period in accordance with Section 2 below, issue and deliver to the Holder in exchange for each share of Series B Preferred Stock such number of fully paid and nonassessable shares of Parent Common Stock as is determined by dividing $6.6667 by the Exchange Price in effect at the time of the exchange. The term "Exchange Price" as used herein means 0.87 multiplied by the lesser of (a) $6.67 and (b) the average of the last per share sales price of Parent Common Stock as reported in the National Association of Securities Dealers Automated Quotation System during the 15 consecutive trading days immediately prior to the date upon which notice of the election to exchange is delivered to the Parent and the Company in accordance with Section 2 hereof; provided, however, that the Exchange Price shall be subject to adjustment as provided in Section 3 below. The term "Exchange Period" as used herein means the period beginning on the date hereof and ending on the date on which the earliest of the following occurs: (a) the date on which the Company files a registration statement relating to the initial public offering of Company Common Stock, provided that if such initial public offering is not consummated within two hundred seventy (270) days of such filing, then the Holder's rights under this exchange agreement shall be reinstated subject to the provisions hereof; (b) the exercise by the Holder of any of its conversion rights under the Series B Preferred Stock or the automatic conversation thereof;
(c) the merger or consolidation of the Parent and the Company in which the surviving corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, provided, with respect to this clause (c) only, that Parent is immediately prior thereto and has been at all times since the date hereof the owner of a majority of the voting capital stock of the Company and continues to elect the majority of the Board of Directors or other governing body of the Company and provided further that the Parent has not merged into or consolidated with another corporation or other entity or sold all or substantially all of its assets or capital stock, in each case under circumstances in which the holders of the majority in voting power of the outstanding capital stock of the Parent, immediately prior to such merger, consolidation or sale own less than the majority in voting power of the outstanding capital stock of the Parent or the surviving or resulting corporation or acquirer, as the case may be, immediately following such merger, consolidation or sale (a "Restructuring Merger"); and (d) July 18, 2005. Parent and the Company shall give the Holder 30 days' written notice prior to the occurrence of any of the events set forth in clauses (a)-(c) of this Section 1. The Series B Preferred Stock may be exchanged in whole but not in part. If the Parent shall sell, assign or transfer to a third party a number of shares of Company Common Stock representing a majority in voting power of the outstanding capital stock of the Company (other than in a transaction in which paragraph 3(c) below is applicable), provision shall be made so that the Holder will be entitled to exchange the Preferred Shares for shares of common stock of such third party upon the same terms and conditions as the terms and conditions hereof except that the price at which shares of such third party's common stock shall be exchangeable for the Preferred Shares shall be appropriately adjusted to reflect the fair market value of such common stock, as determined in good faith by the Board of Directors of Parent, provided, however, that if the Holder objects in writing (an "Objection Notice") to such a determination of fair market value of the Board of Directors within 15 days after notice of such determination has been sent to the Holder, then the Parent and the Holder shall attempt to resolve such dispute within 10 days following the Parent's receipt of the Objection Notice. If the Parent and the Holder are unable to resolve such dispute within such 10-day period, then such determination shall be made by a nationally recognized independent investment banking firm mutually agreed upon by the Parent and the Holder (the expense of which firm or appraiser shall be born by the Parent). The determination of such firm shall be final and binding on the Parent and the Holder. If the parties cannot agree on the investment banking firm to make the determination contemplated by this section within 20 days after the Parent's receipt of the Objection Notice, then the Parent and the Holder shall each designate an investment bank, and such two firms shall agree upon and designate a third investment bank, which firm shall thereupon make such determination.

         (b) In the event that the Parent and the Company enter into an agreement governing a Restructuring Merger ("Restructuring Merger Agreement"), the Holder shall, upon the election of the Parent by delivery of a notice of exercise in accordance with Section 2(b) below, transfer, assign and deliver the Preferred Shares to the Parent, in exchange for such number of fully paid and nonassessable shares of Parent Common Stock as is equal to the greater of (i) the number of shares of Parent Common Stock deliverable to the Holder if the Holder had exercised its rights under
Section 1(a) hereof or (ii) the number of shares of Parent Common Stock that would have been deliverable to the Holder pursuant to the Restructuring Merger Agreement if the Holder had exercised its right to convert the Preferred Shares to Company Common Stock immediately prior to the Restructuring Merger (the "Original Exchange"); provided, however, that if the Restructuring Merger is not consummated within forty-five (45) days of the date of the Restructuring Merger Agreement (the "Merger Period"), the Holder shall have the right and the Company and Parent shall be obligated if such right is exercised to rescind the Original Exchange and restore the parties rights and obligations as they existed immediately prior to the Original Exchange such that Company and Parent shall re-exchange the shares of Parent Common Stock received by the Holder pursuant to this Section 1(b) for the Preferred Shares and, if the Holder exercises its right to effect such recission hereunder, the Holder's rights under the Amended and Restated Certificate of Incorporation of the Company as in effect on the date thereof, this Agreement, the Purchase Agreement and the Registration Rights Agreement shall be reinstated in full force and effect without any further action on the part of the Company, the Parent or the Holder. Parent and the Company, jointly and severally agree to indemnify and hold harmless the Holder and its officers, directors, employees, stockholders, successors and assigns from and against any federal, state and local taxes (including any interest or penalties thereon) or other costs incurred by the Holder resulting from the transactions contemplated by the proviso in the first sentence of this Section 1(b). Any indemnification payment shall be made within thirty (30) days from the date that the Holder makes written demand therefor.

         2. Method of Exchange. (a) In order to exercise its exchange rights hereunder, the Holder shall surrender the certificate or certificates representing the Preferred Shares duly endorsed, at the office of the Parent or of any transfer agent for Parent Common Stock, and shall give 15 days' advance written notice by mail, postage prepaid, to the Parent and the Company at their respective principal corporate offices of the election to exchange the same, stating therein the name or names in which the certificate or certificates for shares of Parent Common Stock are to be issued. Subject to Section 2(c) below, the Parent shall, no later than the end of such 15-day period, issue and deliver to the Holder, or to the Person designated in such notice, (i) a certificate or certificates for the number of shares of Parent Common Stock issuable thereto in accordance with the terms and conditions hereof and (ii) a certificate of the Parent signed by its President setting forth customary representations and warranties of Parent (including with respect to valid issuance of the shares of Parent Common Stock under corporate law and relevant securities laws, authorization, Securities Act filings of Parent and capitalization of Parent). Subject to Section 2(c) below, such exchange shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the Preferred Shares and the person or entity entitled to receive the shares of Parent Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Parent Common Stock as of such date.

         (b) In order to exercise its exchange rights hereunder, the Parent shall issue a certificate or certificates representing the shares of Parent Common Stock issuable hereunder duly endorsed, at the office of the Parent or of any transfer agent for Parent Common Stock, and shall give 10 days' advance written notice by mail, postage prepaid, to the Holder at its principal corporate offices of the election to exchange the same. The Holder shall, no later than the end of such 10-day period, deliver to the Parent a certificate or certificates representing the Preferred Shares together with a stock power endorsed by the Holder. Such exchange shall be deemed to have been made immediately prior to the close of business on the date of the delivery of the certificate or certificates representing the Preferred Shares and the Parent shall be treated for all purposes as the record holder or holders of the Preferred Shares as of such date.

         (c) In the event that Parent is required to obtain shareholder approval pursuant to the rules and/or regulations promulgated by the Securities and Exchange Commission or any securities exchange on which its securities are then trading in order to issue shares of Parent Common Stock in accordance with this agreement, Parent shall not be obligated to exchange the Preferred Shares pursuant to Section 1 until such shareholder approval is obtained. Notwithstanding the foregoing, in connection with an exchange pursuant to
Section 1(b), if such stockholder approval is not obtained prior to the end of the Merger Period, then Parent and the Company shall be required to re-exchange the Preferred Shares to the Holder in accordance with Section 1(b).

         3. Adjustment. The Exchange Price shall be subject to adjustment from time to time as follows:

                  (a) Split; Subdivision or Combination. If the Parent shall, after the date hereof and prior to the termination of the Exchange Period, effect a split or subdivision of the outstanding shares of Parent Common Stock, then, as of the record date for such split or subdivision (or as of the date of such split or subdivision if no record date is fixed), the Exchange Price shall be appropriately decreased and the number of shares of Parent Common Stock issuable on exchange of each share of Series B Preferred Stock shall be increased in proportion to such increase in the number of outstanding shares of Parent Common Stock. If the number of shares of Parent Common Stock outstanding during the Exchange Period is decreased by a combination of the outstanding shares of Parent Common Stock, then, following the record date of such combination (or as of the date of such combination if no record date is fixed), the Exchange Price shall be appropriately increased in proportion to such decrease in the number of outstanding shares of Parent Common Stock.

                  (b) Stock Dividends. If the Parent shall, during the Exchange Period, pay a dividend with respect to Parent Common Stock in shares of Parent Common Stock, then, following the payment date of such dividend, the Exchange Price shall be appropriately adjusted so that the Holder shall be entitled to receive upon exchange of the Preferred Shares the number of shares of Parent Common Stock which the Holder would have owned immediately following such dividend had the Holder exchanged the Preferred Shares immediately prior thereto.

                  (c) Mergers; Recapitalizations. If the Parent is, after the date hereof and prior to the termination of the Exchange Period, a party to a transaction (including a merger, consolidation, sale of all or substantially all of the Parent's assets (other than such transaction in which the Holder exercises its rights under Section 5 hereof) or a reclassification or recapitalization of the Parent Common Stock), in which the previously outstanding shares of Parent Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Parent is a party, exchanged for different securities of the Parent or securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing, then, provision shall be made so that each holder of shares of Series B Preferred Stock shall be entitled, upon exchange, to an amount per share of Series B Preferred Stock equal to (1) the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Parent Common Stock is changed, exchanged or reclassified times (2) the number of shares of Parent Common Stock into which a share of Series B Preferred Stock is exchangeable immediately prior to the consummation of such transaction.

                  (d) Fractional Shares. No fractional shares of Parent Common Stock shall be issued upon the exchange of the Preferred Shares, and, in lieu of fractional shares, the Parent shall, as soon as practicable, pay the holder an amount in cash equal to such fraction multiplied by the then current fair market value of one share of Parent Common Stock.

         4. Reservation of Stock Issuable Upon Exchange; Increase in Authorized Capital. The Parent shall at all times reserve and keep available out of its authorized but unissued shares of Parent Common Stock, solely for the purpose of effecting the exchange of the Preferred Shares, such number of shares of Parent Common Stock as shall from time to time be sufficient to effect the exchange of the Preferred Shares. If at any time the number of authorized but unissued shares of Parent Common Stock shall not be sufficient to effect the exchange of all the Preferred Shares, then, in addition to such other remedies as shall be available to the Holder, the Parent will take such corporate action as may be necessary to increase its authorized but unissued shares of Parent Common Stock to such number of shares as shall be sufficient for such purposes.

         5. Put Right. Unless prohibited by the Delaware General Corporation Law and subject to and upon material compliance by the Holder with the provisions of this Agreement, the Holder shall have the right (the "Put Right") at any time from the date hereof to July 18, 2002 to require the Parent or the Company (or a third party if applicable as described herein) to purchase, in such proportions as the Holder may elect, all but not less than all of the shares of Series B Preferred Stock held by Holder at the time of exercise of the Put Right, for an amount per share equal to the purchase price per share pursuant to the Purchase Agreement plus an amount equal to interest thereon at a rate per annum equal to 5.5%, calculated from the date hereof and compounded quarterly (the "Put Amount"). In order to exercise the Put Right hereunder, the Holder shall give 15 days' advance written notice to the Parent and the Company of Holder's election to exercise its rights hereunder. If the Parent shall sell, assign or transfer to a third party a number of shares of Company Common Stock representing a majority in voting power of the outstanding capital stock of the Company, provision shall be made so that Holder will be entitled to require such third party, in addition to the Parent and the Company, to purchase the Preferred Shares upon the same terms and conditions as the terms and conditions hereof. The Company and Parent undertake that the agreement with such third party shall provide, among other things, that Parent, the Company and such third party shall be jointly and severally liable for the obligations set forth in this Section and the Holder shall be entitled to seek payment for the Put Amount from Parent, the Company and such third party.

         6. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the conflicts of laws principles thereof (other than New York General Obligations Law section 5-1401) except to the extent application of the law of the state of incorporation of the Parent shall be mandatory with respect thereto.

         7. Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto, including a subsequent holder of all, but not less than all, of the shares of Series B Preferred Stock issued pursuant to the Purchase Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         8. Entire Agreement; Amendment and Waiver. This Agreement, the Purchase Agreement and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements among the parties, if any. Any term of this Agreement may be amended, and the observance of any term hereof may be waived (either generally or in a particular instance) only with the written consent of each of the Holder and the Parent and, to the extent affected thereby, the Company. Any amendment or waiver effected in accordance with this Section 8 shall be binding upon each of the parties hereto.

         9. Notices, etc. All notices and other communications pursuant to this Agreement shall be made in accordance with the Purchase Agreement at the addresses or facsimile numbers as set forth therein.

         10. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. In no event shall the Holder's rights be terminated by a failure of either the Parent or the Company to perform their respective obligations hereunder.

         11. References. Unless the context otherwise requires, any reference to a "Section" refers to a section of this Agreement. Any reference to "this Section" refers to the whole number section in which such reference is contained.

         12. Severability. If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. The court in its discretion may substitute for the excluded provision an enforceable provision which in economic substance reasonably approximates the excluded provision.

         13. Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

         14. Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which, when taken together, shall constitute one instrument. Facsimile execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

         15. Definitions. As used in this Agreement, "Person" means any individual, corporation, general or limited partnership, limited liability company, limited liability partnership, firm, joint venture, association, enterprise, joint stock company, trust, business trust, unincorporated organization or other entity.

         16. Restrictive Legends. (a) Each certificate representing any shares issued upon exchange of the Preferred Shares, and (b) any other securities issued or issuable, directly or indirectly, in respect of any of the Preferred Shares or any shares issued upon exchange of the

Preferred Shares in respect of any stock split, stock dividend, recapitalization, merger, consolidation, share exchange or similar event, shall (unless otherwise permitted by the provisions of this Section 16) be stamped or otherwise imprinted with a legend in substantially the following form to the extent applicable (in addition to any legend(s) required under the Purchase Agreement, the Registration Rights Agreement or applicable state securities laws):

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

         The Holder and any subsequent holder of the Preferred Shares consents to the Parent making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer described in this Section 16.

         (b) The Parent shall reissue promptly certificates without the foregoing legend at the request of any holder thereof if the holder shall have furnished to Parent an opinion of counsel (which counsel may be counsel to the Parent) reasonably acceptable to the Parent to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend. Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Parent of an order of the appropriate blue sky authority authorizing such removal or an opinion of counsel reasonably satisfactory to the Parent to the effect that any such applicable state securities legends or stop-transfer instructions are not required and may be removed.

         17. Legal Fees and Expenses. Each party hereto shall bear its own expenses and legal fees incurred on its behalf with respect to the negotiation of this Agreement and the transactions contemplated hereby.

         18. Specific Performance. The covenants and agreements contained in this Agreement, are unique and any breach thereof on the part of Parent or the Company (as the case may be) may not be fully compensable in damages and the breach or threatened breach of the provisions of this Agreement would cause the Holder irreparable harm. Accordingly, in addition to and not in limitation of any other remedies available to the Holder for a breach or threatened breach of this Agreement, the Holder will be entitled to seek specific performance of this Agreement upon any breach by Parent or the Company and to seek an injunction restraining any such party from such breach or threatened breach.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be executed by their duly authorized officers as of the date first set forth above.


                                        METASTREAM CORPORATION


                                        By:      /s/  Robert E. Rice
                                           ------------------------------------
                                           Name:  Robert E. Rice
                                           Title: CEO


                                        METACREATIONS CORPORATION


                                        By:      /s/  Robert E. Rice
                                           ------------------------------------
                                           Name:  Robert E. Rice
                                           Title: CEO


                                        ADOBE SYSTEMS INCORPORATED


                                        By:      /s/  Bruce R. Chizen
                                           ------------------------------------
                                           Name:  Bruce R. Chizen
                                           Title: President